Exhibit 10.11

DBS 星展銀行 Live more Bank less

Date: 21 April 2022

Our ref: E26046/193771/F1(GBF)

E I L Company Limited
Flat A, 17/F
Mai Wah Industrial Building
1-7 Wah Sing Street
Kwai Chung New Territories

Dear Sirs,

BANKING FACILITIES

DBS Bank (Hong Kong) Limited (the "Bank", which expression shall include its successors and assigns) is pleased to advise that it is prepared to consider making available or continuing to make available the banking facilities detailed below (each a "Facility" and together the "Facilities") to the Borrower described below, subject to the provisions of this letter and the attached "Standard Terms and Conditions Governing Facilities and Services" ("Standard Conditions").

A. BORROWER:

E I L Company Limited

B. FACILITY LIMITS:

Type(s) of Facility		Facility Limit(s)
1.	Overdraft	HKD300,000.-
2.	Letter of Credit	HKD33,000,000.-
3.	Letter of Credit (Cargo Receipt)	HKD33,000,000.-
4.	Trust Receipt	HKD33,000,000.-
5.	Account Payable Financing	HKD33,000,000.-
6.	Account Receivable Financing	HKD33,000,000.-

Important Condition(s) Governing Facility Limits:-

- The aggregate outstanding of Facilities 2 to 6 shall not at any time exceed HKD33,000,000.-.

C. PRICING AND CONDITIONS:

Unless otherwise provided herein, interest and commission(s) on the Facilities will be charged at the Bank's standard rate that may be varied from time to time at the Bank's discretion.

Overdraft	Interest: 1% per annum over Prime Rate quoted by the Bank from time to time, on the outstanding amount from drawdown until repayment in full, as conclusively calculated by the Bank.

DBS Bank (Hong Kong) Limited
Institutional Banking Group
16th Floor, The Center
99 Queen's Road Central
Central, Hong Kong
星展銀行(香港)有限公司
企業及機構銀行
香港中環
皇后大道中 99 號
中環中心 16 樓
DBS BusinessCare
星展企業一線通 : 852.2290 8068
Facsimile : 852.2169 0350
www.dbs.com

Letter of Credit ("L/C") Letter of Credit (Cargo Receipt)	Validity: 6 months. Tenor: At sight or usance up to 120 days.
Trust Receipt ("T/R")	Maximum Tenor: 120 days. Maximum Tenor (T/R plus Acceptance): 120 days. Interest: (i) 2.5% per annum over HIBOR for HKD bills and (ii) 2.5% per annum over Bank's Cost of Funds for foreign currency bills, on the outstanding amount from drawdown until repayment in full, as conclusively calculated by the Bank.
Account Payable Financing	Financing Percentage: 100% of invoice value against original or copy of supplier's invoice duly certified as a true copy by the Borrower. Maximum Tenor: 120 days, less: (i) supplier's credit period (if any); and (ii) in case payment is made to the supplier after the payment due date, the period already lapsed. Interest: (i) 2.5% per annum over HIBOR for HKD bills and (ii) 2.5% per annum over Bank's Cost of Funds for foreign currency bills, on the outstanding amount from drawdown until repayment in full, as conclusively calculated by the Bank. Account Payable Financing Commission 1st USD50,000.- 1/8% Balance 1/16% The suppliers and each of the individual facility limits are subject to the Bank's approval on a case-by-case basis. The Bank may from time to time carry out at the Borrower's expense updated searches of the said suppliers and all related costs and fees may be debited to the Borrower's account.
Account Receivable Financing	Financing Percentage: 80% of the value of export invoice drawn on buyers approved by the Bank. Maximum Tenor: 120 days. Presentation of the following documents, each in a form acceptable to the Bank, are required: 1) a certified copy of invoice addressed to buyers approved by the Bank. 2) Documents evidencing the delivery of the relevant goods up to the satisfaction of the Bank. 3) a payment instruction to the buyers that sales proceeds must be made to the Borrower's account maintained with the Bank.

	Interest: (i) 2.5% per annum over HIBOR for HKD bills and (ii) 2.5% per annum over Bank's Cost of Funds for foreign currency bills, on the outstanding amount from drawdown until repayment in full, as conclusively calculated by the Bank. Commission/ Handling Commission 1st USD50,000.- 1/8% Balance 1/16% Notes: (1) Invoice should be dated within 30 days or financing tenor is counted from the invoice billing date. (2) Loan proceeds of this facility shall be used to settle import loan outstanding of the Borrower with the Bank due in 15 days, if any.

Review Fee	HKD60,000.-

D. SECURITY AND CONDITIONS PRECEDENT:

Unless otherwise approved by the Bank, the Facilities will be made available or continue to be made available to the Borrower provided that the Bank has received each of the following, in a form and substance satisfactory to the Bank:

1. This letter duly executed by the Borrower.

2. General Commercial Agreement duly executed by the Borrower.

3. (i) All monies Charge on Cash Deposit(s) duly executed by the Borrower in favour of the Bank.

   (ii) the deposit in an amount of not less than HKD3,500,000.-. (The Bank has the right to require a margin on top of the amount specified above as pledged deposits)

   (iii) the deposit in an amount of not less than HKD2,000,000.-. (The Bank has the right to require a margin on top of the amount specified above as pledged deposits)

   (iv) the deposit in an amount of not less than HKD3,000,000.-. (The Bank has the right to require a margin on top of the amount specified above as pledged deposits)

4. Guarantee and Indemnity for an unlimited amount duly executed by Kong Wai On Ronnie.

5. Assignment of the life insurance policy of Kong Wai On Ronnie ("Insurance Policy") with an insured sum of not less than USD250,000.- duly executed by the policy holder and the beneficiary(ies) in favour of the Bank together with the following documents :
   (i) Confirmation letter on Day One Cash Surrender Value issued by insurance company;
   (ii) Premium Payment Notice issued by insurance company;
   (iii) Copy of Completed application form (or closed paper / documentation) signed by policy holder with details of policy holder, person insured and beneficiary(ies);
   (iv) Notice of Assignment duly executed by the policy holder and the beneficiary(ies); and
   (v) Acknowledgment of the Notice of Assignment duly signed by insurance company.

6. Assignment of the life insurance policy of Kong Wai On Ronnie ("Insurance Policy") with an insured sum of not less than USD750,000.- duly executed by the policy holder and the beneficiary(ies) in favour of the Bank together with the following documents :
   (i) Confirmation letter on Day One Cash Surrender Value issued by insurance company;
   (ii) Premium Payment Notice issued by insurance company;
   (iii) Copy of Completed application form (or closed paper / documentation) signed by policy holder with details of policy holder, person insured and beneficiary(ies);
   (iv) Notice of Assignment duly executed by the policy holder and the beneficiary(ies); and
   (v) Acknowledgment of the Notice of Assignment duly signed by insurance company.

7. All documents and/or other requirements (including but not limited to copy of identification document of all authorized signers) for complying with Customer Acceptance Policies or similar requirements imposed by governing authorities and/or the Bank.

8. Original or Certified copies of all necessary consents, approvals and other authorizations (including but not limited to those required by relevant governing authorities and/or the resolutions of the directors and shareholders of the Borrower and/or any security provider(s)) in connection with the execution, delivery, performance and enforcement of this letter and all other documents mentioned above, if applicable.

9. Original or Certified copies of all necessary registrations and filings as may be required by relevant governing authorities in connection with the execution, delivery, performance and enforcement of this letter and all other documents mentioned above, if applicable.

10. Such other documents, items or evidence that the Bank may request from time to time.

E. FACILITY ADJUSTMENT AND TOP-UP REQUIREMENT

The Borrower shall comply with (and procure any security provider to comply with) at all times the security coverage ratio(s) specified in this letter or as may be determined by the Bank from time to time. If any of the security coverage ratio(s) shall at any time fall below the level required by the Bank, the Borrower shall provide additional security acceptable to the Bank and/or reduce the outstanding of the Facilities designated by the Bank, in order to comply with the relevant requirements within the time limit imposed by the Bank from time to time. Without prejudice to the rights of the Bank under this letter, the Bank is authorized, from time to time, to uplift, realize, collect or sell as the Bank may think fit and without being liable for any loss to the Borrower or any security provider, if applicable, all or any part of the securities pledged to the Bank without any prior notice to the Borrower or any security provider, if applicable, and to apply the proceeds in or towards satisfaction of the Borrower's indebtedness owing to the Bank.

F. COVENANTS AND UNDERTAKINGS:

In addition to the undertakings specified in the "Standard Conditions", the Borrower undertakes to the Bank that it will:

- not declare any dividend without the Bank's prior written consent.
- ensure that all consents, licences, approvals, registrations and filings (as appropriate) in connection with the Facilities, guarantee or securities as may be provided in relation to the Facilities granted hereunder are duly obtained, completed and will remain in full effect throughout the period if any amount is or may become outstanding under the Facilities;

- promptly submit to the Bank:
  a) with reasonable promptness, details of any litigation, arbitration or administrative proceeding current or, to its knowledge, threatened or commenced against it; and
  b) other information that the Bank may request from time to time;

- immediately inform the Bank of:
  a) any change of the Borrower's directors or beneficial shareholders (except where the Borrower is a listed company);
  b) any factor which may inhibit, impair or delay performance by the Borrower or the security provider(s), if any, of the obligations under any loan and security documents to which they are a party; and
  c) the failure to continue to obtain consents, licences, approvals, registrations and filings (as appropriate) in connection with the granting of the Facilities and/or the provision of securities (including without limitation guarantee(s)) in relation to the Facilities granted hereunder throughout the period when there is outstanding under the Facilities.

G. OTHER TERMS AND CONDITIONS

- The Facilities are available at the sole discretion of the Bank and are in all respects uncommitted. The Bank may at any time immediately modify, terminate, cancel or suspend the Facilities or any part of it, or otherwise vary the Facilities or any part of it, without the consent of the Borrower or any other person. Unless the changes are not within the Bank's control, the Bank shall give reasonable notice to the Borrower for any variation to the Facilities affecting the interest, fees and charges and the liabilities or obligations of the Borrower, and such variation shall take effect after the expiration of such notice which may be given by the Bank by such means as the Bank may at its discretion see fit.

- Notwithstanding any provisions stated in this letter, the Facilities are repayable on demand by the Bank. Without limiting the Bank's right to make a demand at any time, the Borrower acknowledges that the Bank may do so if it finds the credit rating of the insurance company issuing the Insurance Policy unsatisfactory or unacceptable. The Bank has the overriding right at any time to require immediate payment of all principal, interest, fees and other amounts outstanding under this letter or any part thereof and/or to require cash collateralisation of all or any sums actually or contingently owing to it under the Facilities.

- Payment by the Borrower to the Bank shall be in the currency of the relevant liability. The Borrower hereby authorizes the Bank to debit any sum which may be required to meet the payment of principal, interest, default interest, handling fee, commissions, fire insurance premium and other fees and charges in relation to (i) the Facilities or (ii) such other loan(s) into which the Facilities may from time to time be converted, consolidated and /or replaced from (unless otherwise specified by the Borrower) any of the current account(s) / savings account(s) maintained by the Borrower with the Bank and in case such account(s) is/are not in the same currency as the liability, the Borrower hereby authorizes the Bank to perform relevant foreign exchange based on the prevailing exchange rate of the Bank in order to settle the relevant payment in the currency of the liability.

- The "Standard Conditions" attached and/or referred to in this letter form an integral part of this letter and the Borrower agrees to observe and be bound by them. In the event of any conflict or inconsistency between the "Standard Conditions" and the provisions of this letter, this letter shall prevail. The Bank may, at its absolute discretion vary, amend or supplement any of the terms of the "Standard Conditions". Such variation, amendment or supplement shall take effect not less than 30 days after the date of the notice to the Borrower setting out details of such variation, amendment or supplement or, if later, the date specified in the notice. The Borrower agrees to be bound by any such amended or revised "Standard Conditions".

- This letter and the Facilities shall be governed by the laws of the Hong Kong Special Administrative Region and the parties hereto hereby submit to the non-exclusive jurisdiction of the Hong Kong Courts.

- The Bank recognises that banks have an important role to play in promoting responsible environmental, social and governance ("ESG") behaviour of our customers and is committed to practising responsible financing. We trust that the information, including ESG information based on publicly available information as well as any information provided by your company representatives, to be true and accurate and is covered by the Undertakings given by you to us in the "Standard Conditions" and any other agreements relating to banking facilities granted by us to you.

Please signify your understanding and acceptance of this offer by signing and returning to us the duplicate copy of this letter and provide each of the items under the section headed "Security And Conditions Precedent" above, for the attention of Mr. Eric Lui ("Designated Relationship Manager"), within one month from the date of this letter, otherwise the offer will lapse at the discretion of the Bank. By accepting this offer, you are deemed to have confirmed to the Bank that you are not a Connected Person as set out in clause 21 of the "Standard Conditions".

When accepted, this letter will supersede the facility letter the Bank has sent to the Borrower with reference number: 59561/193771/A3(GBF) and its supplemental facility letter(s), if any.

We enclose a set of documents which should also be completed and returned to us. If you have any queries, please contact the Designated Relationship Manager at telephone number 3668-5333.

We are pleased to be of service to you.

Yours faithfully,
For and on behalf of
DBS Bank (Hong Kong) Limited

Authorized Signatories

FH/al
Encl.

IMPORTANT NOTE

Interest rates which are used as "benchmarks", including EURIBOR, SIBOR or SOR, are the subject of recent international regulatory guidance and proposals for reform. These reforms may cause such benchmarks to perform differently than in the past or to discontinue entirely or have other consequences which cannot be predicted. As at the date hereof, the discontinuation of various benchmarks and their replacement(s) and other knock-on impact are all still being considered by the relevant authorities and industry.

The elimination, or changes in the manner of administration, of any such benchmarks, could require an adjustment to the terms and conditions, or result in other consequences, in respect of a facility if it is linked to or references such benchmarks.

Any of the above changes or any other consequential changes as a result of international reforms or other initiatives or investigations in respect of benchmarks, could have an adverse effect on the cost of borrowing if it is linked to or references such benchmarks.

ACCEPTANCE AND AGREEMENT BY THE BORROWER

We have verbally confirmed with the Bank upon the Facility application that this Facility application from us was not referred by third party (means all kinds of engagement including having the facility application referred by and/or channeled through and/or acted through third party), and hereby repeat and declare the same in writing.

We hereby confirm our understanding and acceptance of all the terms and conditions set out in (i) this letter and (ii) the "Standard Conditions" attached to this letter and our agreement to be bound by all of them.

Signed for and on behalf of
E I L Company Limited

Authorized signor(s)

Signature of Witness :

Name of Witness:
Hong Kong Identification / Passport No: